Exhibit 99.2
INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
(unaudited)

						Q2 FY 08
						VS
	Q2 FY 07	Q3 FY 07	Q4 FY 07	Q1 FY 08	Q2 FY 08	Q2 FY 07
Occupancy	82%	65%	76%	86%	82%	0%
ADR	$180	$166	$154	$170	$167	$(13)
Hotel Revenue	$3,868	$2,867	$3,050	$4,121	$3,782	$(86)
Hotel Gross Profit %	71%	65%	64%	70%	69%	(2)%

Slot Drop	$260,357	$211,774	$247,464	$293,387	$284,191	$23,834
Gross Slot Revenue	$19,116	$15,888	$18,870	$20,668	$19,889	$733
Gross Win Per Day Per Machine	$139	$115	$141	$152	$147	$8
Hold Percent	7%	8%	8%	7%	7%	0%

Table Drop	$13,887	$11,278	$11,487	$14,108	$13,288	$(599)
Gross Table Game Revenue	$2,828	$2,502	$2,677	$2,945	$2,996	$168
Gross Win Per Day Per Table	$578	$503	$533	$642	$674	$96
Hold Percent	20%	22%	23%	21%	23%	3%
Gross Gaming Revenue	$21,944	$18,389	$21,547	$23,613	$22,885	$941
Gaming Gross Profit %	74%	86%	91%	74%	74%	0%

Recreation and Other Gross Profit	$4,883	$4,016	$2,889	$630	$5,306	$423
Recreation and other Gross Profit %	37%	56%	43%	14%	29%	(8)%

Retail Revenue	$3,009	$2,851	$3,037	$3,660	$3,112	$103
Retail GP	$468	$705	$280	$398	$299	$(169)
Retail Gross Profit %	16%	25%	9%	11%	10%	(6)%

Food, Beverage and Banquet Revenue	$3,666	$3,283	$3,581	$4,009	$3,861	$195
F&B GP	$183	$31	$82	$127	$(64)	$(247)
F&B Gross Profit %	5%	1%	2%	3%	(2)%	(7)%

Net Revenue	$32,303	$28,621	$31,746	$33,829	$33,867	$1,564
FTEs	951	935	941	960	952	1
Division (Direct expenses)	$14,396	$11,209	$11,541	$16,212	$15,972	$1,576
Marketing, G&A, Shared Services	$6,744	$8,828	$9,713	$5,948	$6,994	$250
Depreciation	$4,563	$4,502	$4,593	$4,235	$4,149	$(414)
Operating Expenses	$25,703	$24,539	$25,847	$26,395	$27,115	$1,412
Operating Income (Loss)	$6,600	$4,082	$5,899	$7,434	$6,752	$152
EBITDA	$11,222	$8,582	$10,481	$11,669	$10,901	$(321)
Net Income	$88	$(2,537)	$(679)	$859	$214	$126
Operating Income (Loss) % of net revenue	20%	14%	18.6%	22.0%	20%	0%
EBITDA % of net revenue	34.7%	30.0%	33.0%	34.5%	32.2%	(2.6)%
Direct/Divisional Profit % of net revenue	45%	39%	36%	48%	47%	2%

Unrestricted Cash	$16,847	$9,702	$16,930	$13,138	$19,204	$2,357
Total Cash	$17,011	$9,702	$16,930	$13,138	$19,204	$2,193

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